UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 10/A
(AMENDMENT NO. 1)
General Form for Registration of Securities of Small
Business Issuers under Section 12(b) or (g) of the
Securities Exchange Act of 1934

Commission file number ______

BSK & TECH, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	3600	41-2275052
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

RM203, 1002-14 Bangbae-Dong, Saocho-Gu
Seoul, South Korea 137-060
 (Address of Registrant's Principal Executive Offices) (Zip Code)

 FOR CORRESPONDENCE:
Jillian Ivey Sidoti, Esq.
34721 Myrtle Court Winchester, CA 92596
Ph: (323) 799-1342 x202   Fax: (951) 602-6049

Yong Gil Lim
CEO & President
RM203, 1002-14 Bangbae-Dong, Saocho-Gu
Seoul, South Korea 137-060
Ph: 82-2-581-2801
 (Name, Address and Telephone Issuer's telephone number)

Securities to be Registered Under Section 12(b) of the Act:  None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock
$0.00001 Par Value
(Title of Class)

TABLE OF CONTENTS

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

Introductory Comment

    We are filing this General Form for Registration of Securities on Form 10 to register our common stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

ITEM 1. DESCRIPTION OF BUSINESS.

Business Overview

    BSK & Tech, Inc. (“we”, “us”, “our”, the "Company" or the "Registrant") concentrates on developing stereoscopic 3d display system with technologies, which help create clean and sharpen stereoscopic moving images without having to wear additional special glasses. The quality allows for our stereoscopic LCD system to be very competitive in the world market, supported by an established mass-production line, and thus strive take the lead in the movement towards mass popularization of stereoscopic 3D displays. Furthermore, stereoscopic display software and content creation technologies are also available to provide a total solution package for the commercialization of stereoscopic displays, making this radical technology accessible and easy to integrate into everyday devices as small as mobile phones to large-scale movie theaters. Through BSK & Tech, Inc.’s stereoscopic display technologies, we hope to usher in a new age of stereoscopic 3D vision.

    The Company is seeking to register their existing stock that is currently trading on Pink Sheets and to continue as a fully reporting company with the Securities and Exchange Commission. It is their intent to search for licensing opportunities for their developed stereoscopic technology and their LCD panel products. We maintain a website at www.bskntech.com. Our Internet website(s) and the information contained therein, or connected thereto, are not and are not intended to be incorporated into this Form 10 registration statement.

About Stereoscopy

    Stereoscopy, stereoscopic imaging or 3-D (three-dimensional) imaging is any technique capable of recording three-dimensional visual information or creating the illusion of depth in an image. The illusion of depth in a photograph, movie, or other two-dimensional image is created by presenting a slightly different image to each eye. Many 3D displays use this method to convey images. It was first invented by Sir Charles Wheatstone in 1840. Stereoscopy is used in photogrammetry and also for entertainment through the production of stereograms. Stereoscopy is useful in viewing images rendered from large multi-dimensional data sets such as are produced by experimental data. Modern industrial three dimensional photography may use 3D scanners to detect and record 3 dimensional information. The three-dimensional depth information can be reconstructed from two images using a computer by corresponding the pixels in the left and right images. Solving the Correspondence problem in the field of Computer Vision aims to create meaningful depth information from two images.

    Traditional stereoscopic photography consists of creating a 3-D illusion starting from a pair of 2-D images. The easiest way to create depth perception in the brain is to provide the eyes of the viewer with two different images, representing two perspectives of the same object, with a minor deviation similar to the perspectives that both eyes naturally receive in binocular vision. If eyestrain and distortion are to be avoided, each of the two 2-D images preferably should be presented to each eye of the viewer so that any object at infinite distance seen by the viewer should be perceived by that eye while it is oriented straight ahead, the viewer's eyes being neither crossed nor diverging. When the picture contains no object at infinite distance, such as a horizon or a cloud, the pictures should be spaced correspondingly closer together.

History

    The Company was founded in 2004 as Ricel Co. in Seoul, South Korea and was initially funded with 1.5 Billion Won (approximately $1,200,000 at the time of funding). The Company was originally established as a sales and marketing company in the health food industry. During 2005, the company set up a sales network but terminated its operations in this area and had no operating activities during 2006. In later changed its name to BSK & Tech Co., Ltd. (“BSK”)

    In 2007, the Company entered into certain business domains: manufacturing, R&D, and marketing of Stereoscopic 3 Dimensional Camera Chip and Module, and LCD panels as well as providing Sewage Treatment and Recycling Service to the metropolitan area of Seoul and neighboring outskirts.

    On January 27, 2008, a Purchase and Merger Agreement was executed between Integrated Software Development Corp. a Nevada corporation and BSK & Tech Co., Ltd., a Korean Corporation. Under the terms of the agreement, Integrated Software Development Corp. (ISDV) exchanged 28,050,000 shares of ISDV’s common stock for the 2,000,000 outstanding shares of BSK & Tech Co., LTD. During the Merger, the Company changed its name to BSK & Tech, Inc.

    On January 14, 2008, The Company entered into a Share Exchange Agreement with Integrated Software Development Corporation (“ISDV”) whereby upon consummation of the exchange, a total of 33,050,000 common shares of ISDV were outstanding of which 28,050,000 shares are owned by the exchanging shareholders of the Company. ISDV was incorporated in June 7, 1999 under the name Zephyr Associates in the state of Nevada. On April 17, 2008, NASDAQ was notified of the share exchange and name change of ISDV to BSK & Tech, Inc. The symbol was changed from ISDV to BSKT. BSKT is currently traded as non-reporting company on the Pink Sheets (www.pinksheets.com)

    The Company currently owns a majority of the shares of Praotech, Ltd, a Korean company. In April, 2008, MasterImage and Praotech entered into an exclusive marketing and R&D agreement. This agreement, attached as an exhibit, will allow Praotech to acquire essential stereoscopic 3D technology and exclusive right to produce and sell related components. MasterImage will provide R&D as well as technological support. Praotech has the rights to produce, sell and market the stereoscopic 3D imaging chip and module.

Future Prospective Operations

Market Trends

    Currently many companies and research centers around the world are attempting to develop further existing products to implement 3D display technology and become the industry leader. 3D display technology has been embraced as a target technology by many states, which are investing resources and research into developing their own technologies as a national policy.

    The glass free format in monitors is proving to currently be the most popular model, of which the parallax barrier method is the most representative and is sharp contrast from polarized glasses.

    Developed countries are already investing capital and research into developing the next-generation HDTV, one which is able to display also stereoscopic 3D images without the use of glasses, as well as the 3D content to be broadcasted. Shortly thereafter, internet TV and cable TV is expected to develop sports, entertainment and other game programs geared towards this stereoscopic 3D format, thus bringing 3D technology to the general public.

    The 3D display market was approximately worth about $140 million dollars this year. This figure is expected to grow 95% every year, and in 2015, the 3D display market share is expected to be amount of 9.2% of the total display market, worth about $15.8 billion dollars.

Company Anticipated Progress

    Stereoscopic 3D display method consists of a fusion of existing TFT-LCD and TN-LCD using patented joining technology, and in the case of displays with sizes larger than 10” has been known to cause some dizziness in very large displays. Currently 2D LCD’s are setting the standards – as such, the focus for the launch of 3D displays was centered on applications with displays smaller than 10”.

    The current contract for application unto mobile phones is a very important step in this redirected focus. Most of the profits and market will be initially found in the portable game devices, digital cameras, webcams, pachinko, and other portable small consumer products. After consumers have adjusted to this new viewing format, then business can be launched into the computer LCD monitor and LCD TV markets.

Sales plan for 2008

    Sales projection for 2008 was expected at $10,640,000 USD, and major buyers BODA, TELSDA, Shenzhen INFOKIT, and AGIO having completed development of mobile phone integrated with chip (stereoscopic 3D imaging FPGAIC), it was originally planned to launch the new product in the latter of 2008 and increase sales in stages. However with the worldwide financial crisis, product launch has been postponed to 2009, thus influencing and affecting company’s sales projection.

Sales plan for 2009

BODA sales plan

    KDC and BODA have signed an exclusive supply contract for 600,000 units of stereoscopic 3D imaging chip for the manufacture of LCD panels for mobile phones.

    The stereoscopic 3D imaging chips to be supplied to BODA is 600,000 units at $3.00 per unit, making the total supplied amount of $1.8 million.

    According to the above contract, the stereoscopic 3D imaging chips will be supplied to KDC, and the profit from sales (patent royalty) are supposed to  be $0.50 per unit sold, providing a gross profit of $300,000.

TELSDA sales plan

    KDC has signed contract with TELSDA for the supply of 3 different kinds of components: 3D TN LCD, 3D ASIC, 3D FPGAIC.

    An initial shipment of 30,000 units of 3D FPGAIC (2.2”) has been completed, and 3D ASIC order will be met with 30,000 to 80,000 units per month.

    The number of stereoscopic 3D imaging chips to be supplied to TELSDA is 600,000 units at $3.00 per unit, making the total supply amount of $1.8 million.

    According to the above supply contract stereoscopic 3D imaging chips will be supplied to KDC, and the profit from sales (patent royalty) are estimated to  be $0.50 per unit  providing a gross profit of $300,000.

Shenzhen INFOKIT sales plan

    KDC has signed contract with Shenzhen INFOKIT for the supply of 360,000 3D LCD modules.

    The amount of stereoscopic 3D imaging chips will be 360,000 units at $3.00 per unit making a gross total of $1.08 million.

    According to the above supply contract stereoscopic 3D imaging chips will be supplied to KDC, and the profit sales (patent royalty) will be $0.50 per unit making a gross profit of $180,000.

AGIO sales plan

    KDC has signed a supply contract with AGIO for 3.0” LCD and 3D ASIC for cameras to be adopted by MP4.

    The amount of stereoscopic 3D imaging chips to be supplied to AGIO are estimated to be 300,000 units at $3.00 per unit providing a revenue total of $900,000.

    According to the above supply contract stereoscopic 3D imaging chips will be supplied to KDC, and the profit sales (patent royalty) is estimated at  $0.50 per unit providing an estimated gross profit of $150,000.

MDM sales plan

    Company is currently preparing a marketing strategy with MDM to increase sales and market share using varied products incorporated with the stereoscopic 3D imaging chip from Company, and MDM has submitted a marketing plan and sales plan for 2009.

    Currently with the above supply contracts with 4 companies, the Company’s sales figures amount to be estimated at  $5.58 million USD with estimated profits of about $930,000 USD.

Economic Conditions

    Due to the United State’s current subprime crisis and instability of firms and banks, has caused a worldwide financial freeze resulting in corporate downscaling and delays. As such, the Company’s sales projection were compiled with 60% of the projected supply amount, and with other business negotiation included, is realistic and planned with goals that are attainable.

Anticipated/Planned Unit Sales for the next three years:

	2009		2010		2011
	Amount	% increase	Amount	% increase	Amount	% increase
Chip Sales	865	27%	1,200	22%	1,650	21%
Module Sales	1,110	35%	1,800	33%	2,500	32%
LCD Module	1,180	38%	2,500	45%	3,600	47%
Total	3,155	100%	5,500	100%	7,750	100%

Intellectual Property

Trademarks

    We have filed an application with the United States Patent and Trademark Office (“USPTO”) to register our “Image-N” trademark and currently is in the investigation stage at the USPTO.

Technology

    On June 10, 2008, Praotech Co. Ltd and Master Image Co., Ltd. filed patent application number 10-2008-0054215 with the Korean Intellectual Property Office for Stereoscopic Imaging ASIC Patent. The name of the patent is Stereoscopic Image Generation Chip for Mobile Equipment, and Method For Generating Stereoscopic Image Using the Same

    This invention is related to the stereoscopic imaging chip for mobile devices and method for displaying stereoscopic image using this technology. In other words, even though stereoscopic images are displayed utilizing the stereoscopic imaging chip integrated within the mobile device, the captured images are not saved/processed by compiling together alternately the left and right images, but a side-by-side process, which then the display unit takes the left and right images from the stereoscopic imaging chip, and recombines them alternately which has the effect of raising the quality of the displayed stereoscopic image. In addition, it is possible 2D content to be displayed in 3D using the aforementioned stereoscopic imaging chip.

Registered Domains

    The following is a list of our registered domain names:
    www.bskntech.com

Competition

    The stereoscopic image market is an emerging market with cutting edge technology. The introduction of new technology has lowered costs and opened new opportunities that were previously impossible or too costly to be mass marketed. Advanced computing power has enabled new systems creating incredible advances in the stereoscopic market. The advances in technology will enable 3D imaging in distinctive products from mobile handsets to monitors.

    Some of the competitors in the market include VREX (www.vrex.com)

Products and Services

Stereoscopic Cameras

    A stereo camera is a type of camera with two or more lenses. This allows the camera to simulate human and gives it the ability to capture three-dimensional images. The Stereoscopic Camera composes images from left and right lenses to make a 3D stereoscopic image. The camera will have an automatic conversion from 2D to 3D. It will also be able to control the depth of the 3D effect. The technology will enable users to take realistic stereoscopic picture and movie by mobile phone users.

Stereoscopic LCD Display

Stereoscopic LCD displays offers 3D viewing without glasses. The technology also offers a 50% reduction in barrier thickness, extensive viewable areas and brightness along with horizontal and vertical turnover in stereoscopic mode. This can be done with an simple attachment process without any changes in the main LCD part.

Employees

As of December 8, 2008, the Company has approximately 13 employees in the two offices described under “Description of Property.”

ITEM 1A. RISK FACTORS

RISK FACTORS

    We have been incurring substantial losses and consuming cash in operations. This is expected to continue during the fiscal year ending December 31, 2008. Our ability to achieve cash flow breakeven is likely to depend on the success of our products. However, even if the products achieve widespread customer acceptance, the length of the marketing and sales process would preclude substantial product shipments in the fiscal year ending December 31, 2008. Accordingly, even if these new products are successful, we are likely to incur significant additional losses and consume cash in operations.

Because all of our assets and our officer and director are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officer and director.

    All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our director and officer are residing in a country other than the United States, and all or a substantial portion of such person's assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of South Korea and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in South Korea or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof. We have been advised that, based on the political climate in South Korea, there is doubt as to the enforceability of judgments obtained in U.S. Courts.

Our business could suffer if we are unable to protect our intellectual property rights or are liable for infringing the intellectual property rights of others.

    We regard our copyrights, trademarks, trade dress, trade secrets and similar intellectual property as critical to our success, and we rely upon trademark and copyright law, trade secret protection, and confidentiality and license agreements with our employees, strategic partners, and others to protect our proprietary rights, which can have only limited effectiveness. The development of the Internet has also increased the ease with which third parties can distribute our copyrighted material without our authorization.

    We intend to pursue the registration of our material trademarks in the United States and, based upon anticipated use, in certain other countries. We may not be entitled to the benefits of such registration for an extended period to the cost and delay in effecting such registration. In addition, effective trademark, copyright and trade secret protection may not be available in every country in which our products are available. We expect that we may license, in the future, elements of our trademarks, trade dress and similar proprietary rights to third parties. Further, we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks, copyrights and other intellectual property rights of third parties by us and our licensees.

    Other parties may assert claims of infringement of intellectual property or other proprietary rights against us. These claims, even if without merit, could require us to expend significant financial and managerial resources. Furthermore, if claims like this were successful, we might be required to change our trademarks, alter our content or pay financial damages, any of which could substantially increase our operating expenses. We also may be required to obtain licenses from others to refine, develop, market and deliver new services. We may be unable to obtain any needed license on commercially reasonable terms or at all, and rights granted under any licenses may not be valid and enforceable. In the future we could be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of trademarks and other intellectual property rights of third parties by us and our licensees. Any such claims could have a material adverse effect on our business, financial condition and operating results.

Our success is highly dependent on the evolution of our overall market.

    The market for stereoscopic technology is evolving rapidly. Although certain industry analysts project significant growth for this market, their projections may not be realized. Our network service provides high quality video communications. Our future growth, if any, will depend on a desire for higher quality video advanced stereoscopic technology. Additionally, our future growth depends on acceptance and adoption of stereoscopic technology. There can be no assurance that the market for our products will grow, that our products will be adopted, that customers will desire higher quality, stereoscopic technology, . If we are unable to react quickly to changes in the market, if the market fails to develop, or develops more slowly than expected, or if our services do not achieve market acceptance, then we are unlikely to become or remain profitable.

If we are not able to effectively respond to competition, our business may fail.

    Because we are registering for public sale shares of our common stock in the United States, we will now need to comply with the obligations associated with being a public reporting company in the United States. If we are unable to comply with these obligations, we face the risk of being financially penalized or having the public trading of our common shares halted or ceased completely. As a public reporting company in the United States, we are required to comply with the obligations set out in the Securities Act. Examples of obligations we are required to comply with include timely filings of quarterly and annual statements and ensuring our financial statements are audited and updated. Investors face the risk of losing liquidity of their common shares, if we fail to comply with our obligations and have the trading of our common shares halted or ceased.

We Are Likely To Need Additional Capital

    We are likely to require additional working capital to fund our business. We believe that our existing capital resources will be sufficient to meet our capital requirements through at least the end of our fiscal year ending December 31, 2008. However, we expect we will need to raise additional capital to fund future operating activities beyond this fiscal year. Our future capital requirements will depend on many factors, including the rate of net sales growth, timing and extent of spending to support research and development programs in new and existing areas of technology, expansion of sales and marketing support activities, and timing and customer acceptance of new products. As discussed below, revenue performance is difficult to forecast. We cannot assure you that additional equity or debt financing, if required, will be available on acceptable terms or at all.

Our Revenues Are Difficult To Predict

    For a variety of reasons, revenues are difficult to predict and may vary significantly from quarter to quarter. Our ability to achieve our goal depends on a number of factors, many of which are outside of our control, including changes in the customer’s strategic and financial plans, competitive factors and overall market conditions. The difficulty in forecasting revenues increases the difficulty in forecasting our working capital requirements.

We Face Intense Competition in Our Markets

    The market for our products is intensely competitive and is characterized by rapid technological change, evolving industry standards and declining average selling prices. We believe that the principal factors of competition in this market are performance, price, features, power consumption, size and customer support. Our ability to compete successfully in the market depends on a number of factors, including success in designing and manufacturing new products that implement new technologies, product quality and reliability, price, ramp of production of our products, customer demand and acceptance of more sophisticated functionality on mobile phones and other handheld devices, end-user acceptance of our customers’ products, market acceptance of competitors’ products and general economic conditions. Our ability to compete will also depend on our ability to identify and ensure compliance with evolving industry standards and market trends.

    We compete with both domestic and international companies, some of which have substantially greater financial and other resources than us with which to pursue engineering, manufacturing, marketing and distribution of their products. We may also face increased competition from new entrants into the market, including companies currently at developmental stages. We believe we have significant intellectual properties and have historically demonstrated expertise. However, our inability to introduce timely new products for our market, to support these products in customer programs, or to manufacture these products could have a material adverse effect on our business, financial condition and operating results.

Our Products May be Incompatible with Evolving Industry Standards and Market Trends

    Our ability to compete in the future will also depend on our ability to identify and ensure compliance with evolving industry standards and market trends. Unanticipated changes in market trends and industry standards could render our products incompatible with products developed by major hardware manufacturers and software developers. As a result, we could be required to invest significant time and resources to redesign our products or obtain license rights to technologies owned by third parties to comply with relevant industry standards and market trends. We cannot assure you that we will be able to redesign our products or obtain the necessary third-party licenses within the appropriate window of market demand. If our products are not in compliance with prevailing market trends and industry standards for a significant period of time, we could miss crucial cycles, which could result in a material adverse effect on our business, financial condition and results of operations.

 We Depend on New Product Development to Meet Rapid Market and Technological Change

            We are focused on providing emerging technology in primarily handheld devices. New product planning is focused on products for handheld devices that integrate multimedia technologies. Our future business, financial condition and results of operations will depend to a significant extent on our ability to develop new products that address these market opportunities. As a result, we believe that significant expenditures for research and development will continue to be required in the future.

We must anticipate the features and functionality that consumers will demand, incorporate those features and functionality into products, price our products competitively and introduce new products to the market on a timely basis. The success of new product introductions is dependent on several factors, including proper new product definition, timely completion and introduction of new product designs, the ability to create or acquire intellectual property, the ability to effectively manufacture new products, quality of new products, differentiation of new products from those of our competitors and market acceptance of our products. We cannot assure you that the products we expect to introduce will incorporate the features and functionality demanded by consumers, will be successfully developed, or will be introduced within the appropriate window of market demand.

 Uncertainty and Litigation Risk Associated with Patents and Protection of Proprietary Rights

            We rely in part on patents to protect our intellectual property. We cannot assure you that our pending patent applications, or any future applications, will be approved. Further, we cannot assure you that any issued patents will provide us with significant intellectual property protection, competitive advantages, or will not be challenged by third parties, or that the patents of others will not have an adverse effect on our ability to do business. In addition, we cannot assure you that others will not independently develop similar products, duplicate our products or design around any patents that may be issued to us.

We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

    Following the effectiveness of this Form 10 Registration Statement, we will be a Securities and Exchange Commission (“SEC”) reporting company. Prior to this time, we have not filed reports with the SEC and had no history operating as a reporting company. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures. As a reporting company, we will incur significant additional legal, accounting and other expenses in connection with our public disclosure and other obligations.

    The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

If we fail to maintain an effective system of internal control over financial reporting and disclosure controls and procedures, we may be unable to accurately report our financial results and comply with the reporting requirements under the Exchange Act.

    Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), we will be required, beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2008, to include in our annual reports on Form 10-K, our management’s report on internal control over financial reporting. We intend to prepare an internal plan of action for compliance with the requirements of Section 404. As a result, we cannot guarantee that we will not have any “significant deficiencies” or “material weaknesses” within our processes. Compliance with the requirements of Section 404 is expected to be expensive and time-consuming. If we fail to complete this evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal control over financial reporting. In addition, any failure to establish an effective system of disclosure controls and procedures could cause our current and potential stockholders and customers to lose confidence in our financial reporting and disclosure required under the Exchange Act, which could adversely affect our business. Beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2009, we will be required to include in our annual reports on Form 10-K our registered public accounting firm’s attestation report on our management’s assessment of our internal control over financial reporting.

There are risks associated with conducting business operations with foreign countries, including political and social unrest, which may adversely affect our operations and consequently our profitability.

    Our primary suppliers are located in foreign countries, particularly in Asia. Accordingly, we are subject to risks not typically associated with ownership of U.S. companies and therefore should be considered more speculative than investments in the U.S.

    Our operations could be affected in varying degrees by political instability, social unrest and changes in government regulation relating to foreign investment, and the import and export of goods and services. Operations may also be affected in varying degrees by possible terrorism, military conflict, crime, fluctuations in currency rates and high inflation.

Fluctuations in the Korean Won to U.S. dollar exchange rate may adversely affect our reported operating results.

    Our operations take place mostly in Seoul, South Korea. A decline in the value of the dollar relative to this foreign currency could negatively affect our actual operating costs in U.S. dollars and our reported results of operations, since we may have to pay more for the same products and services. We do not currently engage in any currency hedging transactions intended to reduce the effect of fluctuations in foreign currency exchange rates on our results of operations. We cannot guarantee that we will enter into any such currency hedging transactions in the future or, if we do, that these transactions will successfully protect us against currency fluctuations.

Our stock is thinly traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares.

    We have been cleared for quotation on the Pink Sheets. Shares of our common stock could be thinly traded on the Pink Sheets LLC electronic trading platform, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Obtaining additional capital though the sale of common stock will result in dilution of shareholder interests.

    We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing options, warrants and conversion rights may hinder future equity offerings, and the exercise of those options, warrants and conversion rights may have an adverse effect on the value of our stock. If any such options, warrants or conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such options, warrants or conversion rights are exercised at a price below the price at which any particular shareholder purchased shares, then that particular shareholder will experience dilution in his or her investment.

We are unlikely to pay dividends on our common stock in the foreseeable future, therefore you may not derive any income solely from ownership of our stock.

    We have never declared or paid dividends on our stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business. We do not anticipate paying any cash dividends in the foreseeable future, and it is unlikely that investors will derive any current income from ownership of our stock. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

Trading of our stock may be restricted by the Securities and Exchange Commission's penny stock regulations, which may limit a shareholder's ability to buy and sell our stock.

    The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Inasmuch as that the current bid and ask price of common stock is less than $5.00 per share, our shares are classified as “penny stock” under the rules of the SEC. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and

•	The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and

•
Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and

•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

    Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

    Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

 We are authorized to issue preferred stock that could adversely affect the rights of common stockholders.

    Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

The Management will continue to influence control over operation, including those issues set forth to stockholders for approval.

    Management currently has the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

·	Election of the Board of Directors;

·	Removal of directors;

·	Amendment to the our certificate of incorporation or bylaws; and

·	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

ITEM 2. FINANCIAL INFORMATION

    Included in the Financial Statements of this Form 10 are the Audited Statements for both ISDV and BSK for 2006 & 2007 prior to their merger in January, 2008. Even though the operations and plan of BSK survived, both companies’ financial statements are herein discussed. During 2006, neither BSK nor ISDV had any operations.

Critical Accounting Policies

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported assets, liabilities, sales and expenses in the accompanying financial statements. Critical accounting policies are those that require the most subjective and complex judgments, often employing the use of estimates about the effect of matters that are inherently uncertain. On an ongoing basis, management evaluates its estimates, including those related to revenue recognition, bad debts, impairment of long-lived assets, accrued liabilities and certain expenses. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions. Certain critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Note 1 to the Financial Statements included in this amended Form 10. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this amended Form 10.

    We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements for BSK & Tech Co., Ltd.:

Accounting Method

    The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

    The Company’s functional currency is the South Korean Won as all of the Company’s operations are in South Korea. The Company’s reporting currency is the United States Dollar. Foreign currency transactions undertaken in South Korean Won are translated into United States dollars, in accordance with SFAS No. 52 “Foreign Currency Translation,” using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are re-measured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Foreign currency exchange gains and losses are charged to operations. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive gain (loss) account in Stockholders’ Equity.

Cash and Cash Equivalents

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk - Cash

    The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

Marketable Securities Available for Sale

    The Company evaluates its investment policies and the appropriate classification of securities at the time of purchase consistent with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain investments in Debt and Equity Securities," at each balance sheet date and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in stockholders' deficiency under the caption "Accumulated Other Comprehensive Loss". Realized gains and losses and declines in value judged to be other than-temporary on available-for-sale securities are included in net gain on sale of marketable securities. The cost of securities sold is based on the specific identification method.

Inventories

    Inventories are stated at the lower of cost or market. Cost is computed on a weighted-average basis, which approximates the first-in, first-out method; market is based upon estimated replacement costs

Property and Equipment

    Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five to seven years. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Revenue Recognition

    Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.” The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Income Taxes

    The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards ("FASB") No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the periods ended December 31, 2007 and 2006, as a result of net operating losses incurred during the periods.

Comprehensive Loss

    SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.

Guarantee Expense

    In accordance with FASB Interpretation No. 45 ("Fin 45"), the Company recognizes, at the inception of a guarantee, the cost of the fair value of the obligation undertaken in issuing the guarantee.

Fair Value of Financial Instruments

    The reported amounts of the Company's financial instruments, including accounts payable and accrued liabilities, approximate their fair value due to their short maturities. The carrying amounts of debt approximate fair value since the debt agreements provide for interest rates that approximate market.

Stock Based Compensation

    The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock, generally the average low bid price.

    The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Advertising

    The Company incurred $2,339 and $0 advertising expenses for the periods ended December 31, 2007 and 2006, respectively.

Research and development costs

    Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established.

Reclassifications

    Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period’s presentation. These reclassifications have no effect on the previously reported income (loss).

Recently Issued Accounting Pronouncements

    In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

    In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

    In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities , which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

    Comparison of the Fiscal Year Ended December 31, 2007 versus December 31, 2006

Results Of Operations

    Revenues and Gross Profit. Revenues for ISDV for 2007 were $291,024, representing an increase of approximately $291,024 compared to $0 for 2006. During 2007, BSK had revenues of $34,935 from $0 in 2006. The revenue increase was due to a repositioning of our efforts in 2007 to focus on our stereoscopic product lines and by targeting license purchases and technology distributors whereby the Officers and the Directors of the Company loaned approximately $254,000 for further developments.

    Gross profit for fiscal 2007 for ISDV was $129,262, representing an increase of approximately $129,262 compared to $0 for the year ended December 31, 2006. Gross profit for 2007 as a percentage of revenues was 44.4%. Gross Profit for BSK for 2007 was $15,215 while it was $0 in 2006.

    Operating Expenses. ISDV’s selling, general and administrative expenses for the year ended December 31, 2007, were $122,301, representing an increase of approximately $72,301 or 59.1% compared to $50,000 for the year ended December 31, 2006. As a percentage of revenues, selling, general and administrative expenses were 42% for 2007 and were incalculable for 2006 due to $0 revenues. BSK’s selling, general and administrative expenses for the year ended December 31, 2007, were $238,080, representing an increase of approximately $238,080 compared to $0 for the year ended December 31, 2006. As a percentage of revenues, selling, general and administrative expenses were 680% for 2007 and were incalculable for 2006 due to $0 revenues and $0 selling, general and administrative expenses.

    Other Expense and Net Loss. ISDV’s other expenses for the year ended December 31, 2007 were $10,550, representing an increase of approximately $10,550 compared to $0 for the year ended December 31, 2006. BSK’s other expenses for the year ended December 31, 2007 were $38,922, representing an increase of approximately $38,922 compared to $0 for the year ended December 31, 2006. BSK received $30,035 in other income in 2007.

    For ISDV, net loss for the year ended December 31, 2007 was $3,589, representing a decrease of approximately $36,411 or 72.8% compared to $50,000 for the year ended December 31, 2006. For BSK, net loss for the year ended December 31, 2007 was $231,750, representing approximately 80.3% of the total cumulative losses from inception.

Liquidity and Capital Resources

    As of December 31, 2007, BSK had $14,075 in cash and net working capital of $606,206, as compared with $1,027,547 in cash and net working capital of $1,027,547 at December 31, 2006. Cash and cash equivalents at December 31, 2007 decreased approximately $1,013,472 from the amount available as of December 31, 2006. Cash used to fund operating activities during 2007 was $817,600 compared to $0 for 2006, representing an increase of approximately $817,600.

    Cash for financing activities of $160,467 for 2007 was approximately $160,467 higher than the amount of $0 for 2006. This was due to higher purchases of property and equipment. Cash for investing activities of approximately $18,573 for 2007 increased by approximately $18,753 compared to $0 for 2006. This increase was due primarily to additional borrowings on notes payable to fund our working capital.

    Because of our operating losses and negative cash flows incurred since inception, our independent auditors have included an explanatory paragraph in its report on our financial statements for 2007 and 2006 expressing doubt regarding our ability to continue as a going concern. Our ability to fund our liquidity and working capital needs in the near future will be dependent upon certain successful execution of our current business strategy and repositioning efforts. We will have to obtain significant additional capital through the sale of additional equity and/or debt securities, and from other financing activities, such as strategic partnerships, in order to execute our business plan. No assurance can be given that we will have sufficient capital available to continue to operate our business in 2008.

ITEM 3. DESCRIPTION OF PROPERTY.

    We do not own any real property. Currently the Company leases two commercial office buildings in Seoul, South Korea for the purposes of carrying out the operations of the business.

    For 4,500,000 Won (per month, rents the facilities located at Hye Sung Bldg. 4F. Seocho-dong 1490-30, Seocho-gu, Seoul, Korea. The lease terms are from November 10, 2007 to November 11, 2009. The building is 3,380 square feet approximately. The lease agreement along with a translation of key lease terms is attached as an exhibit.

    For 3,300,000 Won per month, the Company rents the facilities located at Bangbae dong #1002-14 Seocho-gu, Seoul, Korea. The lease terms are from May 3, 2007 to May 3, 2009. The building is approximately 4,982 square feet. The lease agreement along with a translation of key lease terms is attached as an exhibit.

    We believe that our current facilities are suitable and adequate to meet our current needs, and that suitable additional or substitute space will be available as needed to accommodate expansion of our operations.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of September 15, 2008, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percent of Class

Certain Beneficial Owners:
Hong Seok Park	2,000,000(3)	5.06%
603-1702, YANGJIMAEUL, SUNAE-DONG 29
SEONGNAM SI BUNDANG-GU, GYEONGGI-DO, S. Korea

Directors/Named Executive Officers:
Yong Gil Lim	7,650,000(4)	19.37%
Tea-Hyen Shin	100,000(5)	*
Mi Soon Han	3,250,000(6)	8.23%
Jeom Soon Han	100,000(7)	*
All Named Executive Officers and Directors as a group (4 persons)	11,100,000	27.6%
* Less than 1%
(1) Unless otherwise indicated, the business address of each person listed is c/o BSK & Tech, Inc., RM203, 1002-14 Bangbae-Dong, Saocho-Gu Seoul, South Korea 137-060

(2) For purposes of this table, shares are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares within 60 days of December 22, 2008.

(3) Shareholder with no other relationship with the company. Shares received as a result of the reverse merger with ISDV.

(4) Shares received in exchange for services rendered.

(5) Shares received in exchange for services rendered.

(6) Shares received in exchange for services rendered.

(7) Shares received in exchange for services rendered.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

A. Identification of Directors and Executive Officers.

    Our officers and directors and additional information concerning them are as follows:

    Young-gil Lim, age 47, is currently the president and CEO of The Company. Inc., a technology-centered company engaged in the manufacture and sales of 3D chips and related technologies. Before that, Mr. Lim also served as CEO and member of the Board of Directors for Yanggu Mining Co. Ltd from September 2004, and likewise for DMFC Co. Ltd, a logistics company from April 2006.

    These two companies have allowed Mr. Lim to accumulate valuable knowledge of the agriculture and food trading industry. His background is in Industrial Management from Yuhan College.

    Terry Shin, age 40, is currently serving as the vice-president of The Company. Inc. Previously Mr. Shin had served as CEO & President of Mantoman Tech. Co. Ltd., an import-export company of component parts and materials, from June 2002 until April 2006, and then at MB Tech. Inc., a company selling various electronic devices in the same role and position until March 2007. In addition, he has served as Supervising Manager at Dongguk Group, a major conglomerate organization in Korea, where Mr. Shin was able to hone his managerial skills and knowledge with corporate financing and organizational logistics. Mr. Shin’s background is in Mechanical Engineering from Chook University.

    Mi-Soon Han, age 47, acquired expertise with accounting serving as Audit Director of Mantoman Tech. Co. Ltd. since February 2002 until October 2007. Afterwards, Mrs. M.S. Han served as Vice-president of The Company. Co. Ltd. for several years before moving to Withuselim Co. Ltd, a company offering well-being services and products, where she currently maintains the position of Vice-president. In addition, she is the joint CEO of Praotech Co. Ltd, a company based on 3D technologies.

    Jeom-Soon Han, age 49, was a general manager in the Finance Department of DMFC Co. Ltd., an import-export company for several years before being offered position as Financial Director of Mantoman Tech. Co. Ltd., another import-export company, which she served for another 3 years. Currently, Mrs. J.S. Han is the Chief Supervisor of the Finance Department of Withuselim Co. Ltd., a company focused on well-being products and services.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

ITEM 6. EXECUTIVE COMPENSATION.

Summary Compensation Table. The following table sets forth certain summary information concerning compensation paid by this company to our Officers and Directors.

Name	Title	Per Month USD	Annual USD
Yong Gil Lim	CEO & President	6,000	72,000
Mi Soon Kim	Director	5,500	66,000
Tae Hyen Shin	Secretary & Director	4,500	54,000
Jeom Soon Han	Treasurer & Director	3,500	42,000

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to the Company, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

The Company did not grant any stock options to the executive officer during the most recent fiscal period ended June 30, 2008. BSK & Tech has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

All of the Officers named above have entered into an employment agreement with the Company on March 1, 2008. It is at will employment with 30 days notices from either party. In consideration for the salaries stated above, the employees agree to keep confidential that information that is considered proprietary to the Company and to devote their full time to the Company’s business. The employee is entitled to two weeks paid vacation for each year of employment.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B .

ITEM 8. DESCRIPTION OF SECURITIES

(a) Common and Preferred Stock.

We are authorized by its Certificate of Incorporation to issue an aggregate of 120,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $0.00001 per share (the "Common Stock") and 20,000,000 are shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”). As of September 15, 2008, 39,497,780 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

    The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

ITEM 9. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information.

    The Common Stock is currently trading on the Pink Sheets and trades under the symbol BSKT. The following table sets forth the trading history of the Common Stock for each month since March 24, 2008 through August 31, 2008, as reported by NASDAQ. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Date	Open	High	Low	Close	Avg Vol	Adj Close*
Aug 08	0.19	0.51	0.09	0.18	26,900	0.18
Jul 08	0.19	0.19	0.08	0.19	22,700	0.19
Jun 08	0.12	0.42	0.08	0.19	20,000	0.19
May 08	0.19	0.78	0.1	0.12	20,300	0.12
Apr 08	0.55	0.7	0.13	0.19	15,200	0.19
Mar 08	0.15	0.7	0.15	0.6	10,600	0.6

(b) Holders.

    As of September 15, 2008, there were 1,559 record holders of an aggregate of 39,497,780 shares of the Common Stock issued and outstanding.

(c) Dividends.

    The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

    We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

    Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

    The following is a summary of transactions by our company within the past three years involving sales of its securities that were not registered under the Securities Act of 1933 (the "Act"). For each transaction we relied upon the following exemption(s) from registration under the Act, and each such issuance is noted at the end to correspond to one of these exemptions:

1.)	Exempt under Section 4(2) of the Act as a sale for cash to a small group of accredited or otherwise sophisticated investors not involving any public offering.
2.)
Exempt under Section 4(2) of the Act as an issuance of securities a consideration for an acquisition of a company or block of assets from a small group of sophisticated sellers. 3) Exempt under Regulation S promulgated under the Act as issuances of restricted shares to non-US persons who provided subscription representations in private transactions without any advertising or public solicitation.

3.)
Exempt under Regulation D promulgated under the Act and Rule 506 thereof as sales to all accredited investors who provided subscription representations in offerings that were not subject to public solicitation and in which Form D notices were filed.

4.)	Exempt under Section 4(2) as issuances of stock in lieu of compensation or consulting fees to a small member of sophisticated persons not involving any public offering.
5.)	Exempt under such 3(a)(9) of the Act as an exchange of securities for other outstanding securities of the Registrant.
6.)	Exempt under Section 4(2) of the Act as issuance of shares as additional consideration for loans to the Registrant or in lieu of interest on loans, to institutional and other accredited investors.

Common Stock

    On January 27, 2008, a Purchase and Merger Agreement was executed between Integrated Software Development Corp. a Nevada corporation and BSK & Tech Co., Ltd., a Korean Corporation. Under the terms of the agreement, Integrated Software Development Corp. (ISDV) will exchange 28,050,000 shares of ISDV’s common stock for the 2,000,000 outstanding shares of BSK & Tech Co., LTD. During the Merger, the Company changed its name to BSK & Tech, Inc.

    On January 14, 2008, The Company entered into a Share Exchange Agreement with Integrated Software Development Corporation (“ISDV”) whereby upon consummation of the exchange, where a total of 33,050,000 common shares of ISDV were outstanding of which 28,050,000 shares are owned by the exchanging shareholders of the Company.

    On February 25, 2008, a 600 to 1 reverse split was effectuated with 1,221 shareholders. 1,167,616 shares were outstanding after the reverse split.

    On February 26, 2008 1,500,000 shares were issued to three shareholders for consulting services and were valued at $90,000.

    On February 27, 2008, 15,508,000 shares were issued in a share exchange agreement with BSK Korea to six shareholders.

    On February 28, 2008, 12,542,000 shares were issued in a shared exchange agreement with BSK to 34 shareholders.

    On March 14, 2008, 2,333 shares were issued to 10 shareholders for miscellaneous services and were valued at $140 US.

    On March 28, 2008, 1,146,000 shares were issued to W.W. O’Keefe for consulting services and were valued at $68,760.

    On March 31, 2008, 3,546,000 shares were issued to OC11 Corp and seven shareholders for consulting services and were valued at $212,760.

    On April 1, 2008, 885,000 shares were issued to Tea Hyen Shin and other employees as part of employee compensation.  The shares were valued at $221,250.

    On April 11, 2008, a shareholder was issued 831 shares valued at $208.

    On April 18, 2008, Princeton Research was issued 200,000 shares valued at $50,000 for services rendered.

    On July 25, 2008, 3,000,000 shares were issued as part of share exchange agreement with Prau Tech to 43 shareholders valued at $345,000

ITEM 11. DESCRIPTION OF SECURITIES TO BE REGISTERED.

    Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. We are registering shares of our common stock under this amended Form 10.

Common Stock

    As of September 5, 2008, there were 39,497,780 shares of our common stock issued and outstanding. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized.

    Our common stock is not subject to conversion or redemption and holders of common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of the Company, the remaining assets legally available for distribution to stockholders, after payment of claims of creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable. Our Board of Directors has the authority to issue authorized but unissued shares of common stock without any action by our stockholders.

Anti-Takeover Effects of Certain Provisions of Nevada State Law

    We may be, or in the future, become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

    The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

    The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, the control share law does not govern their shares.

    If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

    Nevada’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations, and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

    The effect of Nevada’s business combination law is to discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

Transfer Agent

    Our transfer agent is Manhattan Transfer Registrar Company, 57 Eastwood Road, Miller Place, NY 11764. Their telephone number is 800-786-0362 and their facsimile number is 631-923-6171.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    No director of BSK & Tech will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

Nevada Law

    Under section 607.0850 of the Nevada Business Corporation Act (the “Act”) a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    The Act further states that a corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 607.0850 of the Nevada Business Corporation Act, as amended from time to time, each person that such section grants us the power to indemnify.

    Section 607.0850(7) of the Act provides that any director , officer, employee or agent shall not be the beneficiary of any indemnification or advancement of expenses if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

•	A violation of a criminal law, unless the party had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
•	A transaction from which the party derived improper personal benefit;
•	In the case of a director, a circumstance defined as an Unlawful Distribution under Section 607.0834 of the Act; or
•
Willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

    The Company shall indemnify to the fullest extent permitted by Section 607.0850 of the Act, as may be amended from time to time, any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

`    See financial statements attached below.

WHERE YOU CAN FIND MORE INFORMATION

    We have filed this amended registration statement on Form 10 with the Securities and Exchange Commission (“SEC”) with respect to the shares of our common stock. We are not required to deliver an annual report to security holders and do not intend to voluntarily send an annual report, including audited financial statements. Upon effectiveness of this registration statement on Form 10, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. You may review a copy of this registration statement on Form 10, and all other reports we may file in the future with the SEC, at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549, as well as on the Internet web site maintained by the SEC at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also request a copy of our future SEC filings at no cost, by writing or telephoning us at:

BSK & Tech, Inc.
RM203, 1002-14 Bangbae-Dong, Saocho-Gu
Seoul, South Korea 137-060
82-2-581-2801 (Telephone)

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM THE BOARD OF BSK & TECH CO., LTD

We have audited the accompanying balance sheet of BSK & TECH Co., LTD (A Developmental Stage Enterprise), as of December 31, 2007 and 2006, and the related statements of operations, stockholders equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BSK & TECH Co., LTD at December 31, 2007 and 2006 and the results of its' operations and its' stockholders equity and cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

Gruber & Company, LLC
Saint Louis, Missouri
August 28, 2008

BSK & TECH Co. LTD. (A Development Stage enterprise) Balance Sheets Stated in US Dollars
	December
	2007	2006
Assets
Current Assets
Cash and Equivalents	$14,075	$1,027,547
Loans Receivables Related Party	160,467	-
Prepaid Expenses	472,476	-
Total Current Assets	647,018	1.027,547
Property & Equipment, Net	17,395	-
Deposits	155,364	-

Total Assets	$819,777	$1,027,547

Liabilities & Stockholders' Equity (deficit)
Current Liabilities
Account Payable and Accrued Expenses	$40,812	-
Total Current Liabilities	40,812	-
Commitments & Contingencies	-	-
Stockholders' Equity (deficit)
Common Stock, $0.5025 par value 8,000,000 shares authorized; 2,000,000 shares issued and outstanding.	1,005,000	1,005,000
Additional Paid-in Capital	-	-
Currency Translation Adjustment	62,685	79,517
Accumulated deficit	(288,820)	(56,970)
Total Stockholders' Equity (Deficit)	778,965	1027,547
Total Liabilities & Stockholders' Equity (Deficit)	$819,777	$1,027,547

BSK & TECH Co., LTD. (A Developmental Stage Enterprise) Statements of Operations Stated in US Dollars
	For the Year Ended December 31		For the Period from August 1, 2004 (Inception) to December 31
	2007	2006	2007
Revenues	$34,935	$-	$34,935
Cost of Goods Sold	19,720	-	19,720
Gross Profit	15,215	-	15,215
Operating Expenses
Compensation & Benefits	168,267	-	199,505
Professional Service Fees	14,969	-	14,969
Advertising	2,399	-	2,399
Rent and Utilities	38,949	-	54,005
Repairs and Maintenance	13,496	-	17,452
Other	38,922	-	45,642
Total Operating Expenses	277,002	-	333,972
Operating Income (Loss)	(261,787	-	(318,757)
Other Income (Expense)
Other Income	30,035	-	30,035
Interest Income	2	-	2
Total Other Income (Expense)	30,037	-	30,037
Net Income (Loss) Before Income Taxes	(231,750	-	(288,720)
Provision for Income Taxes	-	-	-
Net Income (Loss)	$(231,750	$-	(288,720)
Income (Loss) Per Share-Basic and Diluted	$(0.12	$-	(0.14)
Weighted Average Number of Shares	2,000,000	2,000,000	2,000,000

BSK & TECH Co., LTD.
(A Developmental Stage Enterprise)
Consolidated Statements of Stockholders' Equity (Deficit)
Stated in US Dollars

Common Stock

	Number of Shares	Par Value ($0.5025) Amount	Additional Paid-In-Capital	Currency Translation Adjustment	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at December 31, 2005	2,000,000	$1,005,000	$-	(1,480)	$(56,970)	$948,030
Currency Translation Adjustment	-	-	-	80,997	-	80,997
Net Loss	-	-	-	-	-	-
Balance at December 31, 2006	2,000,000	$1,005,000	$-	$79,517	$(56,970)	$1,027,547
Currency Translation Adjustment	-	-	-	(16,832)	-	(16,832)
Net Loss	-	-	-	-	(231,750)	(231,750)
Balance at December 31, 2007	2,000,000	$1,005,000	$-	$62,685	$(288,720)	$778,965

The accompanying notes are an integral part of these financial statements

BSK & TECH Co., LTD.
(A Developmental Stage Enterprise)
Statements of Cash Flows
Stated in US Dollars

	For the Year Ended December 31,				For the Period from August 1, 2004 (Inception) to December 31,
	2007		2006		2007
Cash Flows from Operating Activities Net Income (Loss)		$(231,750)		$-		$(288,720)
Adjustments to reconcile net loss to net cash used in operating activities: Depreciation & Amortization		1,178		-		1,178
Changes in operating assets and liabilities: Prepaid Expenses Deposits Accounts Payable and Accrued Expenses		(472,476) (155,364) 40,812		- - -		(472,476) (155,364) 40,812
Net Cash Used in Operating Activities		(817,600)		-		(874,570)
Cash Flows from Investing Activities Purchase of Property and Equipment		(18,573)		-		(18,573)
Net Cash Used in Investing Activities		(18,573)		-		(18,573)
Cash Flows from Financing Activities Loans Receivable Related Party Common Stock Issued for Cash		(160,467)		- -		(160,467) 1,005,000
Net Cash Provided by Financing Activities		(160,467)		-		844,533
Effect of Exchange Rate Changes on Cash		(16,832)		80,997		62,685
Net Increase (Decrease) in Cash		(1,013,472)		80,997		14,075
Cash Beginning of Period		1,027,547		946,550		-
Cash End of Year		$14,075		$1,027,547		$14,075
Supplemental Disclosure of Cash Flow Information: Cash Paid during the period for interest Cash Paid during the period for income taxes	$ $	- -	$ $	- -	$ $	- -

The accompanying notes are an integral part of these financial statements

BSK & TECH CO., LTD
(A Developmental Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
Stated in US Dollars

Note 1 - Organization, Business & Operations

BSK & TECH Co., LTD (A Developmental Stage Enterprise) was founded on August 1, 2004 and is based in Seoul, South Korea. BSK was originally established as a sales and marketing company in the health food industry. During 2005, the company set up a sales network but terminated its operations in this area and had no operating activities during 2006.

In 2007, BSK entered two Business domains: manufacturing, R&D, and marketing of Stereoscopic 3 Dimensional Camera Chip and Module, and LCD panels; as well as providing Sewage Treatment and Recycling Service to the metropolitan area of Seoul and neighboring outskirts.

On January 27, 2008, a Purchase and Merger Agreement was executed between Integrated Software Development Corp. a Nevada corporation and BSK & Tech Co., Ltd., a Korean Corporation. Under the terms of the agreement, Integrated Software Development Corp. (ISDV) will exchange 28,050,000 shares of ISDV's common stock for the 2,000,000 outstanding shares of BSK & Tech Co., LTD. During the Merger, the Company changed its name to BSK & Tech, Inc.

Note 2 - Summary of Significant Accounting Policies

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company's functional currency is the South Korean Won as all of the Company's operations are in South Korea. The Company's reporting currency is the United States Dollar. Foreign currency transactions undertaken in South Korean Won are translated into United States dollars, in accordance with SFAS No. 52 "Foreign Currency Translation," using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are re-measured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Foreign currency exchange gains and losses are charged to operations. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive gain (loss) account in Stockholders' Equity.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk - Cash

The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

Marketable Securities Available for Sale

BSK & TECH CO., LTD
(A Developmental Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
Stated in US Dollars

The Company evaluates its investment policies and the appropriate classification of securities at the time of purchase consistent with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain investments in Debt and Equity Securities," at each balance sheet date and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in stockholders' deficiency under the caption "Accumulated Other Comprehensive Loss". Realized gains and losses and declines in value judged to be other than-temporary on available-for-sale securities are included in net gain on sale of marketable securities. The cost of securities sold is based on the specific identification method.

Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a weighted-average basis, which approximates the first-in, first-out method; market is based upon estimated replacement costs

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five to seven years. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured.

Income Taxes

The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards ("FASB") No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the periods ended December 31, 2007 and 2006, as a result of net operating losses incurred during the periods.

Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.

Guarantee Expense

In accordance with FASB Interpretation No. 45 ("Fin 45"), the Company recognizes, at the inception of a guarantee, the cost of the fair value of the obligation undertaken in issuing the guarantee.

Fair Value of Financial Instruments

The reported amounts of the Company's financial instruments, including accounts payable and accrued liabilities, approximate their fair value due to their short maturities. The carrying amounts of debt approximate fair value since the debt agreements provide for interest rates that approximate market.

BSK & TECH CO., LTD
(A Developmental Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
Stated in US Dollars

Stock Based Compensation

The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock, generally the average low bid price.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 9618"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Advertising

The Company incurred $2,339 and $0 advertising expenses for the periods ended December 31, 2007 and 2006, respectively.

Research and development costs

Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established.

Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period's presentation. These reclassifications have no effect on the previously reported income (loss).

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities , which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

BSK & TECH CO., LTD
(A Developmental Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
Stated in US Dollars

In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) . SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders' equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal 2007. The adoption of SFAS No. 158 did not have an effect on the Company's financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements . SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes , by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise's financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements. In February 2007, the FASS issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities" ("SFAS No. 159"). SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The new guidance is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of the adoption of SFAS No. 159 on its financial position and results of operations.

Note 3 - Notes Receivable Related Party

During 2007, the Company loaned the CEO $160,467. Subsequent to December 31, 2007, these notes were repaid in full.

Note 4 - Prepaid Expenses

At December 31, 2007 and 2006, prepaid expenses are comprised of the following:

	December 31,
	2007	2006
Merger and Acquisition Fees	$382,941	$-
Office Design and Furnishings	19,093	-
Consulting Services Legal	32,327	-
Services	30,900	-
Other	7,215	-
Total Prepaid Expenses	$472,476	$-

Note 5 - Property and Equipment

    At December 31, 2007 and 2006, property and equipment are comprised of the following:

BSK & TECH CO., LTD
(A Developmental Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
Stated in US Dollars

	December 31,
	2007	2006
Furniture and Office Equipment	$13,297	$-
Computer Equipment	$5,276	-
Less: Accumulated Depreciation	(1,178)	-
Net Property & Equipment	$17,395	$-

Depreciation for the year ended December 31, 2007 and 2006 was $1,178 and $0, respectively. Note 6 - Deposits

At December 31, 2007 and 2006, deposits are comprised of the following:

	December 31,
	2007	2006
Lease Deposit-Hye Sung Bldg Lease	$48,150	$-
Deposit-Bangbae dong Bldg Total	107,214	-
Deposits	$155,364	$-

Note 7 - Accounts payable and accrued expenses
    At December 31, 2007 and 2006, accounts payable and accrued expenses consist of the following:
	December 31,
	2007	2006
Accounting Fees	$240	$-
Rent	8,728	-
Auto Rental	1.742	-
Accrued Officer Compensation	25,542	-
Tax Withholdings	4,166	-
Other	394	-
Total Accounts Payable and Accrued Expenses	$40,812	$-

Note 8 - Stockholders' Equity

The Company is authorized to issue 8,000,000 shares of common stock, 500 Korean Won par value, or approximately $0.50 USD. As of December 31, 2007 and 2006, the Company had 2,000,000 shares issued and outstanding. No shares were issued for the periods ended December 31, 2007 and 2006.

Note 9 - Commitments & Contingencies

Legal

The Company is not currently party to any lawsuits or litigation.

Leases

The Company leases premises at Hye Sung Bldg. 4F. Seocho-dong 1490-30, Seocho-gu, Seoul, Korea. This lease is in effect for a term of 24 months, commencing on November 10, 2007 and terminating on November 9 2009. The leased premises are 314 square meters (3,380 square feet). The lease requires a security deposit of forty five million Korean Won (45,000,000 Won or approximately $48,150 USD) and the monthly lease payments of four million five hundred thousand Korean Won (4,500,000 Won or approximately $4,815 USD), payable monthly in advance.

BSK & TECH CO., LTD
(A Developmental Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
Stated in US Dollars

The Company leases premises at Bangbae dong #1002-14 Seocho-gu, Seoul, Korea. This lease is in effect for a term of 24 months commencing on May 3, 2007 and terminating on May 2, 2009. The leased premises are 463 square meters (4,982 square feet). The lease requires a security deposit of one hundred million Korean Won (100,000,000 Won or approximately $107,214 USD) and the monthly lease payments of three million Korean Won (3,000,000 Won or approximately $3,210 USD), payable in advance.

Note 10 - Subsequent Events

BSK & Tech Co. Ltd. ("BSK"), headquartered in Seoul, South Korea, entered into a Merger Agreement with Integrated Software Development, Inc. ("ISDV.pk") on January 27, 2008 and have now closed the transaction. BSK has two Business domains: manufacturing, R&D, and marketing of Stereoscopic 3 Dimensional Camera Chip and Module, and LCD panels; as well as providing Sewage Treatment and Recycling Service to the metropolitan area of Seoul and neighboring outskirts. Under the terms of the agreement, Integrated Software Development Corp. will exchange 28,050,000 shares of ISDV's common stock for the 2,000,000 outstanding shares of BSK & Tech Co, Ltd.

Subsequent to December 31, 2007, Officers and Directors loaned the Company approximately $254,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM THE BOARD OF BSK & TECH, INC.

We have audited the accompanying balance sheet of BSK & Tech, Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BSK & Tech, Inc. at December 31, 2007 and 2006 and the results of its' operations and its' stockholders equity and cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gruber & Company, LLC
Saint Louis, Missouri
August 27, 2008

BSK & TECH, Inc.
Balance Sheets
Stated in US Dollars

	December 31,
Liabilities & Stockholders' Equity (Deficit)	2007	2006
Current Liabilities Accounts Payable and Accrued Expenses	$2,409	$
Total Current Liabilities	2,409		-
Commitments & Contingencies	-		-
Stockholders' Equity (Deficit)
Common Stock, $0.00001 par value, 15,000,000,000 shares authorized; 1,167,616 shares issued and outstanding	12		12
Additional Paid-in Capital	192,136		192,136
Currency Translation Adjustment	1,180		-
Retained Earnings	(195,737)		(192,148)
Total Stockholders' Equity (Deficit)	(2,409)		-
Total Liabilities & Stockholders' Equity (Deficit)	$-		$-

The accompanying notes are an integral part of these financial statements

BSK & TECH, Inc.
Statements of Operations
Stated in US Dollars

	For the Year Ended December 31,
	2007	2006
Revenues	$291,024	$-
Cost of Goods Sold	161,762	-
Gross Profit	129,262	-
Operating Expenses
Compensation & Benefits	93,633	50,000
Professional Service Fees	14,044	-
Rent and Utilities	10,400	-
Repairs and Maintenance	4,224	-
Other	10,550	-
Total Operating Expenses	132,851	50,000

Provision for Income Taxes	-	- -
Net Income (Loss)	$(3,589)	$(50,000
Income (Loss) Per Share-Basic and Diluted	$(0.00)	$(0.07
Weighted Average Number of Shares	1,167,616	750,950

The accompanying notes are an integral part of these financial statements

BSK & TECH, Inc.
Consolidated Statements of Stockholders' Equity (Deficit)
Stated in US Dollars

Common Stock

	Shares	Par Value ($0.00001) Amount	Additional Paid-In-Capital	Currency Translation Adjustment	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at December 31, 2005	334,283	$3	$142,145	$-	$(142,148)	$-
Common Stock Issued to Officers for Services	833,333	9	49,991	-	-	50,000
Currency Translation Adjustment	-	-	-	-	-	-
Net Loss	-	-	-	-	(50,000)	(50,000)
Balance at December 31, 2006	1,167,616	$12	$192,136	$-	$(192,148)	$-
Currency Translation Adjustment	-	-	-	1,180	-	1,180
Net Loss	-	-	-	-	(3,589)	(3,589)
Balance at December 31, 2007 _	1,167,616	$12	$192,136	$1,180	$(195,737)	$(2,409)

The accompanying notes are an integral part of these financial statements

BSK & TECH, Inc.
Statements of Cash Flows
Stated in US Dollars

	For the Year Ended December 31,
Cash Flows from Operating Activities	2007		2006
Net Income (Loss)		$(3,589)		$(50,000)
Adjustments to reconcile net loss to net cash used in operating activities: Stock Issued to Officers for Services				50,000
Changes in operating assets and liabilities: Accounts Payable and Accrued Expenses		2,409		-
Net Cash Used in Operating Activities		(1,180)		-
Effect of Exchange Rate Changes on Cash		1,180		-
Net Increase (Decrease) in Cash		-		-
Cash Beginning of Period		-		-
Cash End of Year		$-		$-
Supplemental Disclosure of Cash Flow Information: Cash Paid during the period for interest Cash Paid during the period for income taxes	$	- -	$	- -

The accompanying notes are an integral part of these financial statements

BSK & TECH, INC.
NOTES TO FINANCIAL STATEMENTS
Stated in US Dollars

Note 1 - Organization, Business & Operations

The public company was formed on June 7, 1999 in the state of Nevada. The Company changed its name to Integrated Software Development Corp (ISDV) in 2004. ISDV was in the business of developing enterprise software tools to optimize day-to-day functions such as workforce management, contact center operations and asset management. The software included many Customer Resource Management (CRM) functions, to enhance internal efficiency, cost control, and ensure outstanding customer service quality.

BSK & Tech Co., LTD ("BSK"), headquartered in Seoul, South Korea, entered into a Merger Agreement with Integrated Software Development, Inc. ("ISDV.pk") on January 27, 2008 and have now closed the transaction. BSK has two Business domains: manufacturing, R&D, and marketing of Stereoscopic 3 Dimensional Camera Chip and Module, and LCD panels; as well as providing Sewage Treatment and Recycling Service to the metropolitan area of Seoul and neighboring outskirts. Under the terms of the agreement, Integrated Software Development Corp. will exchange 28,050,000 shares of ISDV's common stock for the 2,000,000 outstanding shares of BSK & Tech Co, Ltd. During the Merger, the Company changed its name to BSK & Tech, Inc.

BSK & Tech, Inc. operates in two Business domains: manufacturing, R&D, and marketing of Stereoscopic 3 Dimensional Camera Chip and Module, and LCD panels; as well as providing Sewage Treatment and Recycling Service to the metropolitan area of Seoul and neighboring outskirts.

Note 2 - Going Concern and Management's Plans

The Company's primary source of operating funds since inception has been provided through note and equity financing. The company intends to raise additional capital through private debt and equity investors. At December 31, 2007, the Company had a stockholders' deficit of $2,409 and $0 cash.

Management has taken steps to improve the Company's liquidity by selling equity and seeking additional revenue sources through the merger with BSK & TECH Co., Ltd.. There can be no assurance that the Company will be successful in these endeavors and therefore may have to consider other alternatives.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, the above matters raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

BSK & TECH, INC.
NOTES TO FINANCIAL STATEMENTS
Stated in US Dollars

Foreign Currency Translation

The Company's functional currency is the New Israeli Shekel as all of the Company's operations are in Israel. The Company's reporting currency is the United States Dollar. Foreign currency transactions undertaken in are New Israeli Shekels translated into United States dollars, in accordance with SFAS No. 52 "Foreign Currency Translation," using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are re-measured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Foreign currency exchange gains and losses are charged to operations. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive gain (loss) account in Stockholders' Equity.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk - Cash

The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

Marketable Securities Available for Sale

The Company evaluates its investment policies and the appropriate classification of securities at the time of purchase consistent with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain investments in Debt and Equity Securities," at each balance sheet date and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in stockholders' deficiency under the caption "Accumulated Other Comprehensive Loss". Realized gains and losses and declines in value judged to be other than-temporary on available-for-sale securities are included in net gain on sale of marketable securities. The cost of securities sold is based on the specific identification method.

Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a weighted-average basis, which approximates the first-in, first-out method; market is based upon estimated replacement costs

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five to seven years. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured.

Income Taxes

The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards ("FASB") No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the periods ended December 31, 2007 and 2006, as a result of net operating losses incurred during the periods.

Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.

Guarantee Expense

In accordance with FASB Interpretation No. 45 ("Fin 45"), the Company recognizes, at the inception of a guarantee, the cost of the fair value of the obligation undertaken in issuing the guarantee.

Fair Value of Financial Instruments

The reported amounts of the Company's financial instruments, including accounts payable and accrued liabilities, approximate their fair value due to their short maturities. The carrying amounts of debt approximate fair value since the debt agreements provide for interest rates that approximate market.

Stock Based Compensation

The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock, generally the average low bid price.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 9618"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Advertising

The Company incurred no advertising expenses for the periods ended December 31, 2007 and 2006, respectively.

Research and development costs

Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established.

Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period's presentation. These reclassifications have no effect on the previously reported income (loss).

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial

BSK & TECH, INC.
NOTES TO FINANCIAL STATEMENTS
Stated in US Dollars

Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities , which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) . SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders' equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal 2007. The adoption of SFAS No. 158 did not have an effect on the Company's financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements . SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes , by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise's financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements.

In February 2007, the FASS issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities" ("SFAS No. 159"). SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The new guidance is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of the adoption of SFAS No. 159 on its financial position and results of operations.

Note 4 - Stockholders' Equity

The Company is authorized to issue 5,000,000 shares of preferred stock, $0.00001 par value USD. As of December 31, 2007 and 2006, the Company had 0 shares issued and outstanding.

The Company is authorized to issue 15,000,000,000 shares of common stock, $0.00001 par value USD. As of December 31, 2007 and 2006, the Company had 1,167,616 shares issued and outstanding, respectively, after effecting for a 600 to 1 reverse stock split which occurred on February 25, 2008.

No shares were issued for the period ended December 31, 2007.  During 2006, the Company issued 833,333 shares to officers for services totaling $50,000.

Note 5 - Commitments & Contingencies Legal

The Company is not currently party to any lawsuits or litigation.

Note 6 - Subsequent Events

BSK & Tech Co., LTD ("BSK"), headquartered in Seoul, South Korea, entered into a Merger Agreement with Integrated Software Development, Inc. ("ISDV.pk") on January 27, 2008 and have now closed the transaction. BSK has two Business domains: manufacturing, R&D, and marketing of Stereoscopic 3 Dimensional Camera Chip and Module, and LCD panels; as well as providing Sewage Treatment and Recycling Service to the metropolitan area of Seoul and neighboring outskirts. Under the terms of the agreement, Integrated Software Development Corp. will exchange 28,050,000 shares of ISDV's common stock for the 2,000,000 outstanding shares of BSK & Tech Co, Ltd. During the Merger, the Company changed its name to BSK & Tech, Inc.

Subsequent to December 31, 2007, 35,330,164 shares were issued of which 28,050,000 were issued for the Merger with BSK & Tech Co., Limited, 6,395,164 shares were issued for services to non-affiliated individuals and 885,000 shares were issued to Officers and Employees for services.

Subsequent to December 31, 2007, Officers and Directors loaned the Company approximately $254,000.

BSK & TECH, INC.
Pro Forma Consolidated Balance Sheets
Stated in US Dollars

	December 31, 2007
	BSK & Tech CO., Ltd (Korea)	BSK & Tech nc. Public Shell	Consolidating Entries	Total
Assets
Current Assets
Cash & Equivalents	$14,075	-	-	$14,075
Loans Receivable Related Party	160,467	-	-	160,467
Other Current Assets	472,476	-	-	472,476
Total Current Assets	647,018	-	-	647,018

Property & Equipment, Net	17,395	-	-	17,395
Deposits	155,364	-	-	155,364
Goodwill, Net	-	-	872,837	872,837
Total Assets	$819,777	$-	$872,837	$1,692,614
Liabilities & Stockholders' Equity (Deficit)
Current Liabilities
Accounts Payable and Accrued Expenses	$40,812	$2,409	$-	$43,221
Total Current Liabilities	40,812	2,409	-	43,221
Commitments & Contingencies	-	-	-	-
Stockholders' Equity (Deficit)
Common Stock, $0.00001 par value, 15,000,000,000 shares authorized; 29,217,616 shares issued and outstanding.	1,005,000	12	(1,004,720)	292
Additional Paid-in Capital	-	192,136	1,683,000	1,875,136
Currency Translation Adjustment	62,685	1,180	(1,180)	62,685
Accumulated Deficit	(288,720)	(195,737)	195,737	(288,720)
Total Stockholders' Equity (Deficit)	778,965	(2,409)	872,837	1,649,393
Total Liabilities & Stockholders' Equity (Deficit)	$819,777	$-	$872,837	$1,692,614

The accompanying notes are an integral part of these pro forma financial statements

BSK & TECH, INC.
Pro Forma Consolidated Statements of Operations
Stated in US Dollars

	For the Year Ended December 31,
	2007	2006
Revenues	$325,959	$
Cost of Goods Sold	181,482		-
Gross Profit	144,477		-
Operating Expenses
Compensation & Benefits	261,900		50,000
Professional Service Fees	29,013		-
Advertising	2,399		-
Rent and Utilities	49,349		-
Repairs and Maintenance	17,720		-
Other	49,472		-
Total Operating Expenses	409,853		50,000
Operating Income (Loss)	(265,376)		(50,000)
Other Income (Expense)
Other Income	30,035		-
Interest Income	2		-
Total Other Income (Expense)	30,037		-
Net Income (Loss) Before Income Taxes	(235,339)		(50,000)
Provision for Income Taxes	-		-
Net Income (Loss)	$(235,339)		$(50,000)
Income (Loss) Per Share-Basic and Diluted	$(0.20)		$(0.07)
Weighted Average Number of Shares	1,167,616		750,950

The accompanying notes are an integral part of these pro forma financial statements

BSK & TECH, INC.
Pro Forma Consolidated Statements of Stockholders' Equity (Deficit)
Stated in US Dollars

Common Stock

	Number of Shares	Par Value ($0.00001) Amount	Additional Paid- In-Capital	Currency Translation Adjustment	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at December 31, 2005	334,283	$3	$142,145	$(1,480)	$(56,970)	$85,178
Common Stock issued to Officers for Services	833,333	9	49,991	-	-	50,000
Currency Translation Adjustment	-	-	-	80,997	-	80,997
Balance at December 31, 2006	1,167,616	$12	$192,136	$79,517	$(56,970)	$216,175
Common Stock issued for Merger	28,050,000	280	1,683,000	-	-	1,683,280
Currency Translation Adjustment	-	-	-	(18,312)	-	(18,312)
Net Loss	-	-	-	-	(231,750)	(231,750)
Balance at December 31, 2007	29,217,616	$292	$1,875,136	$62,685	$(288,720)	$1,649,393

The accompanying notes are an integral part of these pro forma financial statements

BSK & TECH, INC.
Pro Forma Consolidated Statements of Cash Flows
Stated in US Dollars

	For the Year Ended December 31,
	2007	2006
Cash Flows from Operating Activities
Net Income (Loss)	$(235,339)	$(50,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & Amortization	1,178	-
Stock Issued to Officers for Services	-	50,000

Changes in operating assets and liabilities:
Accounts Receivable	-	-
Inventory	-	-
Advance Payment	-	-
Other Current Assets	(472,476)	-
Deposits	(155,364)	-
Accounts Payable and Accrued Expenses	43,221	-
Net Cash Used in Operating Activities	(818,780)	-
Cash Flows from Investing Activities
Purchase of Property and Equipment	(18,573)	-
Net Cash Used in Investing Activities	(18,573)	-
Cash Flows from Financing Activities
Loans Receivable Related Party Common Stock Issued for Cash	(160,467)	-
Net Cash Provided by Financing Activities	(160,467)	-
Effect of Exchange Rate Changes on Cash	(15,652)	80,997
Net Increase (Decrease) in Cash	(1,013,472)	80,997
Cash Beginning of Period	1,027,547	946,550
Cash End of Year	14,075	1,027,547
Supplemental Disclosure of Cash Flow Information:
Cash Paid during the period for interest	$-	$-
Cash Paid during the period for income taxes	-	-

The accompanying notes are an integral part of these pro forma financial statements

BSK & TECH, INC.
(A Developmental Stage Enterprise)
NOTES TO PRO FORMA FINANCIAL STATEMENTS
Stated in US Dollars

Note 1 - Organization, Business & Operations

    The public company was formed on June 7, 1999 in the state of Nevada. The Company changed its name to Integrated Software Development Corp (ISDV) in 2004. ISDV was in the business of developing enterprise software tools to optimize day-to-day functions such as workforce management, contact center operations and asset management. The software included many Customer Resource Management (CRM) functions, to enhance internal efficiency, cost control, and ensure outstanding customer service quality.

    On January 27, 2008, a Purchase and Merger Agreement was executed between Integrated Software Development Corp. a Nevada corporation and BSK & Tech Co., Ltd., a Korean Corporation. Under the terms of the agreement, Integrated Software Development Corp. (ISDV) will exchange 28,050,000 shares of ISDV's common stock for the 2,000,000 outstanding shares of BSK & Tech Co., LTD. During the Merger, the Company changed its name to BSK & Tech, Inc.

    BSK & Tech, Inc. (A Developmental Stage Enterprise) operates in two Business domains: manufacturing, R&D, and marketing of Stereoscopic 3 Dimensional Camera Chip and Module, and LCD panels; as well as providing Sewage Treatment and Recycling Service to the metropolitan area of Seoul and neighboring outskirts.

Note 2 - Summary of Significant Accounting Policies

Accounting Method

    The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

    The Company's functional currency is the South Korean Won as all of the Company's operations are in South Korea. The Company's reporting currency is the United States Dollar. Foreign currency transactions undertaken in South Korean Won are translated into United States dollars, in accordance with SFAS No. 52 "Foreign Currency Translation," using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are re-measured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Foreign currency exchange gains and losses are charged to operations. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive gain (loss) account in Stockholders' Equity.

Cash and Cash Equivalents

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk - Cash

    The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

Marketable Securities Available for Sale

BSK & TECH, INC
(A Developmental Stage Enterprise)
NOTES TO PRO FORMA FINANCIAL STATEMENTS
Stated in US Dollars

    The Company evaluates its investment policies and the appropriate classification of securities at the time of purchase consistent with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain investments in Debt and Equity Securities," at each balance sheet date and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in stockholders' deficiency under the caption "Accumulated Other Comprehensive Loss". Realized gains and losses and declines in value judged to be other than-temporary on available-for-sale securities are included in net gain on sale of marketable securities. The cost of securities sold is based on the specific identification method.

Inventories

    Inventories are stated at the lower of cost or market. Cost is computed on a weighted-average basis, which approximates the first-in, first-out method; market is based upon estimated replacement costs

Property and Equipment

    Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five to seven years. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Revenue Recognition

    Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured.

Income Taxes

    The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards ("FASB") No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the periods ended December 31, 2007 and 2006, as a result of net operating losses incurred during the periods.

Comprehensive Loss

    SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.

Guarantee Expense

    In accordance with FASB Interpretation No. 45 ("Fin 45"), the Company recognizes, at the inception of a guarantee, the cost of the fair value of the obligation undertaken in issuing the guarantee.

Fair Value of Financial Instruments

    The reported amounts of the Company's financial instruments, including accounts payable and accrued liabilities, approximate their fair value due to their short maturities. The carrying amounts of debt approximate fair value since the debt agreements provide for interest rates that approximate market.

BSK & TECH, INC.
(A Developmental Stage Enterprise)
NOTES TO PRO FORMA FINANCIAL STATEMENTS
Stated in US Dollars

Stock Based Compensation

    The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock, generally the average low bid price.

    The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 9618"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Advertising

    The Company incurred $2,339 and $0 advertising expenses for the periods ended December 31, 2007 and 2006, respectively.

Research and development costs

    Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established.

Reclassifications

    Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period's presentation. These reclassifications have no effect on the previously reported income (loss).

Recently Issued Accounting Pronouncements

    In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

    In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

    In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities , which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

BSK & TECH, INC.
(A Developmental Stage Enterprise)
NOTES TO PRO FORMA FINANCIAL STATEMENTS
Stated in US Dollars

    In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) . SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders' equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal 2007. The adoption of SFAS No. 158 did not have an effect on the Company's financial position or results of operations.

    In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements . SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

    In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes , by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise's financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements. In February 2007, the FASS issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities" ("SFAS No. 159"). SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The new guidance is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of the adoption of SFAS No. 159 on its financial position and results of operations.

Note 3 - Notes Receivable Related Party

     During 2007, the Company loaned the CEO $160,467. Subsequent to December 31, 2007, these notes were repaid in full.

Note 4 - Prepaid Expenses
    At December 31, 2007, prepaid expenses are comprised of the following:
December 31, 2007
Merger and Acquisition Fees	$382,941
Office Design and Furnishings	19,093
Consulting Services	32,327
Legal Services	30,900
Other	7,215
Total Prepaid Expenses	$472,476

Note 5 - Property and Equipment

    At December 31, 2007, property and equipment are comprised of the following:

BSK & TECH, INC.
(A Developmental Stage Enterprise)
NOTES TO PRO FORMA FINANCIAL STATEMENTS
Stated in US Dollars

December 31, 2007
Furniture and Office Equipment	$13.297
Computer Equipment	5,276
Less: Accumulated Depreciation	(1,178)
Net Property & Equipment	$17,395

    Depreciation for the year ended December 31, 2007 was $1,178.

Note 6 - Deposits

At December 31, 2007 and 2006, deposits are comprised of the following:

December 31, 2007
Lease Deposit-Hye Sung Bldg	$48,150
Lease Deposit-Bangbae dong	107,214
Bldg Total Deposits	$155,364

Note 7 - Goodwill

    On January 27, 2008, a Purchase and Merger Agreement was executed between Integrated Software Development Corp. a Nevada corporation and BSK & Tech Co., Ltd., a Korean Corporation. Under the terms of the agreement, Integrated Software Development Corp. (ISDV) will exchange 28,050,000 shares of ISDV's common stock for the 2,000,000 outstanding shares of BSK & Tech Co., LTD. During the Merger, the Company changed its name to BSK & Tech, Inc. At the merger date, the goodwill valuation of the acquired was $872,837.

Note 8 - Accounts payable and accrued expenses

At December 31, 2007, accounts payable and accrued expenses consist of the following:

December 31, 2007
Accounting Fees	$240
Rent	8,728
Auto Rental	1,742
Accrued Officer Compensation	25,542
Tax Withholdings	4,166
Other	2,803
Total Accounts Payable and Accrued Expenses	$43,221

Note 9 - Stockholders' Equity

    The Company is authorized to issue 5,000,000 shares of preferred stock, $0.00001 par value USD. As of December 31, 2007 and 2006, the Company had 0 shares issued and outstanding.

    The Company is authorized to issue 15,000,000,000 shares of common stock, $0.00001 par value USD. As of December 31, 2007 and 2006, the Company had 29,217,616 and 1,167,616 shares issued and outstanding, respectively, after effecting for a 600 to 1 reverse stock split which occurred on February 25, 2008.

BSK & TECH, INC.
(A Developmental Stage Enterprise)
NOTES TO PRO FORMA FINANCIAL STATEMENTS
Stated in US Dollars

    For Pro Forma purposes, the 28,050,000 shares issued concurrent with the Merger with BSK and TECH Co., LTD. on January 27, 2008 totaling $1,683,280 are included at December 31, 2007.
During 2006, the Company issued 833,333 shares to officers for services totaling $50,000. Note 10 - Commitments & Contingencies Legal

    The Company is not currently party to any lawsuits or litigation.

Leases

    The Company leases premises at Hye Sung Bldg. 4F. Seocho-dong 1490-30, Seocho-gu, Seoul, Korea. This lease is in effect for a term of 24 months, commencing on November 10, 2007 and terminating on November 9 2009. The leased premises are 314 square meters (3,380 square feet). The lease requires a security deposit of forty five million Korean Won (45,000,000 Won or approximately $48,150 USD) and the monthly lease payments of four million five hundred thousand Korean Won (4,500,000 Won or approximately $4,815 USD), payable monthly in advance.

    The Company leases premises at Bangbae dong #1002-14 Seocho-gu, Seoul, Korea. This lease is in effect for a term of 24 months commencing on May 3, 2007 and terminating on May 2, 2009. The leased premises are 463 square meters (4,982 square feet). The lease requires a security deposit of one hundred million Korean Won (100,000,000 Won or approximately $107,214 USD) and the monthly lease payments of three million Korean Won (3,000,000 Won or approximately $3,210 USD), payable in advance.

Note 10 - Subsequent Events

    BSK & Tech Co. Ltd. ("BSK"), headquartered in Seoul, South Korea, entered into a Merger Agreement with Integrated Software Development, Inc. ("ISDV.pk") on January 27, 2008 and have now closed the transaction. BSK has two Business domains: manufacturing, R&D, and marketing of Stereoscopic 3 Dimensional Camera Chip and Module, and LCD panels; as well as providing Sewage Treatment and Recycling Service to the metropolitan area of Seoul and neighboring outskirts. Under the terms of the agreement, Integrated Software Development Corp. will exchange 28,050,000 shares of ISDV's common stock for the 2,000,000 outstanding shares of BSK & Tech Co, Ltd.

    Subsequent to December 31, 2007, 35,330,164 shares were issued of which 28,050,000 were issued for the Merger with BSK & Tech Co., Limited, 6,395,164 shares were issued for services to non-affiliated individuals and 885,000 shares were issued to Officers and Employees for services.

    Subsequent to December 31, 2007, Officers and Directors loaned the Company approximately $254,000

Number	Exhibit

2.1	Share Exchange Agreement between ISDV and BSK dated Jan 14, 2008
3.1	Amended and Restated Articles of Incorporation (as amended)
3.2	Bylaws
4.1	Specimen Common Stock Certificate
10.1	Employment Agreement with Yong Gil Lim, CEO
10.2	Employment Agreement with Tea-Hyen Shin
10.3	Employment Agreement with Mi Soon Han
10.4	Employment Agreement with Jeom Soon Han
10.5	Stereoscopic Imaging ASIC Patent Application
10.6	Agreement between Master Image Co. Ltd. and Praotech, Ltd to develop chipsets.
99.1	Lease Agreement for Hye Sung Bldg.

99.2	Lease Agreement for facilities located at Bangbae dong #1002-14 Seocho-gu

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 22, 2008	BSK & Tech, Inc.

	By:	/s/ Yong Gil Lim
Name: Yong Gil Lim
Title: President & CEO